Exhibit 99.2

MannKind Corporation Announces Proposed Private Placement of Convertible Senior Notes

March 1, 2021

WESTLAKE VILLAGE, Calif., March 01, 2021 (GLOBE NEWSWIRE) — MannKind Corporation (NASDAQ:MNKD) today announced that it intends to offer, subject to market conditions and other factors, $150.0 million aggregate principal amount of Convertible Senior Notes due 2026 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). MannKind also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $22.5 million aggregate principal amount of notes.

The notes will be general unsecured obligations of MannKind and will accrue interest payable semiannually in arrears. Upon conversion, MannKind will pay or deliver, as the case may be, cash, shares of MannKind’s common stock or a combination of cash and shares of MannKind’s common stock, at its election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

MannKind intends to use the net proceeds from this offering for working capital and other general corporate purposes, including a Phase 3 clinical trial of Afrezza in pediatric subjects and further development of product candidates in MannKind’s pipeline. MannKind may use a portion of the proceeds from this offering to pay down a portion of existing debt or for acquisitions or strategic investments in complementary businesses or technologies, although MannKind does not currently have any plans for any such debt repayment, acquisitions or investments.

The notes and any shares of MannKind’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About MannKind Corporation

MannKind Corporation (NASDAQ: MNKD) focuses on the development and commercialization of inhaled therapeutic products for patients with endocrine and orphan lung diseases. MannKind is currently commercializing Afrezza® (insulin human) Inhalation Powder, the Company’s first FDA-approved product and the only inhaled ultra rapid-acting mealtime insulin in the United States, where it is available by prescription from pharmacies nationwide. Afrezza is also available by prescription in Brazil where it is commercialized by the Company’s partner Biomm SA. MannKind is headquartered in Westlake Village, California, and has a state-of-the art manufacturing facility in Danbury, Connecticut. The Company also employs field sales and medical representatives across the U.S.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the anticipated terms of the proposed offering and MannKind’s expected use of proceeds from the proposed offering. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, MannKind’s ability to complete the proposed offering on the expected terms, or at all, whether MannKind will be able to satisfy closing conditions related to the proposed offering, unanticipated uses of capital, and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent periodic reports on Form 10-Q and current reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward- looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

818-661-5000

ir@mannkindcorp.com